Exhibit 99.1

Growing Forward BMO Utility Day December 2, 2008 Laura L. Mountcastle Vice President, Investor Relations & Treasurer

This presentation contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" each found in the MANAGEMENT'S DISCUSSION AND ANALYSIS sections of CMS Energy's Form 10-K and Consumers Energy's Form 10-K each for the Year Ended December 31, 2007 and as updated in CMS Energy's and Consumers Energy's Forms 10-Q for the Quarters Ended March 31, 2008, June 30, 2008 and September 30, 2008. CMS Energy's and Consumers Energy's "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" sections are incorporated herein by reference and discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements. The presentation also includes non-GAAP measures when describing CMS Energy's results of operations and financial performance. A reconciliation of each of these measures to the most directly comparable GAAP measure is posted on our website at www.cmsenergy.com. CMS Energy expects 2008 reported earnings to be about the same as adjusted earnings. Reported earnings could vary because of the effect of asset sales, unrealized losses on nonqualified retirement plan investments or other factors. CMS Energy is not providing reported earnings guidance reconciliation because of the uncertainties associated with those factors.

Consistent financial performance Fair and timely regulation Utility investment Customer value Safe, excellent operations Growing Forward

What's Top of Mind? Financial markets and economy Sales and uncollectibles Pension funding Capital spending plans

Energy Legislation Bills balance need for regulatory certainty with customer interests. File and implement ratemaking with forward test year Cap on choice Rate deskewing Certificate of Necessity Renewables Energy efficiency

Regulatory Update Electric Rate Case U-15645 Seeking $214 million base rate increase; 11% ROE Primary factors contributing to increase: Amount (mils) $700 million higher rate base $100 O&M inflation, system reliability, uncollectibles 50 Declining sales levels 50 Cost of capital 14 Total $214 Proposed annual reconciliation of uncollectibles and sales level trackers Gas Rate Case U-15506 Reply briefs due December 9 First Electric Rate Case filed under new energy legislation provisions.

2009-13 (mils) Base capital $ 3,800 Choices in Plan Coal plant $ 1,150 AMI 700 Renewables/energy efficiency 375 Electric reliability and other 400 Gas compression/pipelines 250 Total Choices in Plan $ 2,875 Total Capital 2009-13 $ 6,675 2008 2009 2010 2011 2012 2031 Depreciation 7.851 8.684 8.267 7.827 7.358 6.86 6.338 Maintenance 0.619 1.332 1.808 2.271 2.74 Customer growth 0.067 0.142 0.243 0.341 0.435 Environmental 0.042 0.163 0.317 0.469 0.718 Zeeland plant 0.481 0.481 0.481 0.481 0.481 Gas compression/pipelines 0.062 0.14 0.208 0.253 0.272 Electric reliability and other 0.031 0.094 0.151 0.23 0.346 Renewables/energy efficiency 0.017 0.044 0.093 0.204 0.335 AMI 0.027 0.094 0.227 0.458 0.661 Coal plant 0.006 0.021 0.165 0.49 0.915 8% Utility Growth Investment Plan Rate Base Bils $ Present Rate Base 2007 2008 2009 2010 2011 2012 2013 Average Rate Base (bils) $8.7 $9.1 $9.9 $10.6 $11.6 $12.8

Nation Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb- 09 Mar-09 CMS Working ... 2007 2008 2009 .... to stay ahead of the curve. Monoline collapse (11/07) Credit and stock market implosion (9/15) CMS Completed $130 million Monoline loans (3/08) Closed (9/12): $350 million FMBs $150 million RCA Drew Parent RCA $420 million (10/10) Cash conservation Be flexible Financing Investment Subprime explosion (10/07) Start exit of Monoline exposure ?

Sales Trend (Weather Adjusted) Electric Planning for recession in 2009. Cash Flow Risks and Recovery 1975 1976 1977 1978 1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 August Plan 22145 23722 24572 25237 25707 24533 24875 23916 24893 26050 26305 26977 27928 29143 29667 29894 30325 30877 31868 33177 34465 34622 35462 36355 37234 37463 37301 37302 37407 38164 38221 38042 37390 37217 38571 38571 38571 38571 Revised 37186 37186 37186 Potential 35836 35836 35836 2009 1975 1986 1997 2008 7% Decline over three years ('79 -'82 recession) Prior Outlook Plan Plan w/o HSC +2% 0% -3% 0

Retirement Plans Exposure 2008 2009 Qualified Plan EPS $ - $ - Cash flow (mils) Base Plan $ (50) Incremental plan (160) Total $(210) Memo: Minimum required contribution $ (70) Nonqualified Plan EPS $(0.03) $ - Cash flow (mils) - - Exposure Qualified plan exposure from asset decline offset by lower liability associated with higher discount rates. 12/7/2007 1/8/2008 2/8/2008 3/8/2008 4/8/2008 5/8/2008 6/8/2008 7/8/2008 8/8/2008 9/8/2008 Unqualified 1068 1014 996 989 1009 1013 957 939 926 854 Qualified 62 58 56 56 55 59 54 54 54 49 60 Market $160 Million 75% target $13 Million Millions $ Qualified Plan Nonqualified Plan Equity Portion $210 Million 40 800

Liquidity and Business Strategy Protect near-term liquidity Access capital market in good windows - be flexible Accelerate Consumers FMB Replace CMS convertibles Extend and add revolver capacity Continue strong risk management Implement cash conservation Act now Be ready to go Stay ahead of curve.

What Makes CMS Different? Recent State legislation provides framework for growth Diversified investment opportunities boost rate base and EPS Competitive customer rates Solid liquidity position, no need to issue equity in near term NOL and AMT credits add value Predictable track record

Appendix

ELECTRIC RATE CASE U-15645*
On November 14, 2008, Consumers Energy filed an application with the Michigan Public Service Commission seeking an increase in its electric generation and distribution rates based on a 2009 test year. The request seeks authority to recover new investment in system reliability, environmental compliance and technology enhancements. These investments are part of the Company’s Growing Forward strategy which calls for investing more than $6 billion in utility operations over the next five years. The proposed overall rate of return is based on an 11.0% authorized return on equity. This is the first Consumers Energy rate case to be filed under the regulatory framework established in new energy laws. If approved, the request would increase customer rates by an average of 6%. The $214 million request is detailed below.

Item	$ Millions	Explanation
1. O&M	$50	General inflation: $21 System reliability, uncollectibles, environmental compliance and technology: $29

2. Rate of Return	17	Higher return on equity (11.00% vs. 10.70%): $11 Other capitalization/costs: $6

3. Rate Base	76	Net Plant (distribution reliability, generation reliability, environmental compliance, technology): $56 Working Capital: $20

4. Book Depreciation	14	Related to new investment

5. Property Taxes	9	Related to new investment

6. Gross Margin	43	Primarily due to customer mix and sales decline, 2009 sales forecast 36.2 GWh

7. Other	5	General Taxes, Income Taxes, AFUDC, and Other

8. Total	$214

Ratemaking	Existing	As Filed		After-Tax
Capital Structure %	(U-15245)	Percent of Total	Annual Cost	Weighted Costs
Long Term Debt	41.55%	44.51%	5.85%	2.60%
Short Term Debt	0.81	0.77	5.99	0.05
Preferred Stock	0.50	0.47	4.46	0.02
Common Equity	41.75	40.88	11.00	4.50
Deferred FIT	14.65	12.73	0.00	0.00
JDITC/Other	0.74	0.64		0.05

	100.00%	100.00%		7.22	%(1)

Rate Base and Return	Existing
Percentage	(U-15245)	As Filed
Rate Base	$5.53 billion	$6.27 billion
Return on Rate Base	6.93%	7.22%
Return on Equity	10.70%	11.00%

(1)	Equivalent to 10.12% pre-tax basis.

*	Electric Rate Case U-15645 can be accessed at the Michigan Public Service Commission’s website.

http://efile.mpsc.cis.state.mi.us/efile/electric.html

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GAS RATE CASE U-15506*
On September 12, 2008, MPSC Staff filed its position on Consumers Energy’s request for an increase in its gas delivery and transportation rates. Staff is recommending a $36 million rate increase to earn an authorized return on equity of 10.45%. Staff deferred a review of the gas energy efficiency program as well as the Company’s request for a revenue decoupling mechanism for the residential rate class, pending the outcome of the energy legislation before the Michigan legislature. If the Staff’s recommended increase was adopted by the MPSC, it would add about $1.00 per month, or about 0.9%, to the typical residential customer’s average monthly bill. The $36 million revenue deficiency is detailed below.

			MPSC
		MPSC	Staff
Category	Company	Staff	B/(W)	Remarks
	(mils)	(mils)	(mils)	(mils)
1. O&M	$28	$18	($10)	Deferred energy efficiency program: ($9) Other: ($1)

2. Rate of Return	25	11	(14)	ROE 10.45% vs. 11.0%: ($8) Capital structure: ($3) Other: ($3)

3. Rate Base	38	30	(8)	Working capital: ($7) Other: ($1)
4. Book Depreciation	19	19
5. Gross Margin	18	1	(17)	Higher throughput 305 Bcf vs. 299 Bcf: ($10) Miscellaneous revenues: ($7)

6. Taxes & Other	13	7	(6)	Lower income taxes
7. U-15190 Settlement	(50)	(50)	0	U-14547 used as base since settlement agreement did not identify specific cost of service items

8. Total Base Rate Increase	$91	$36	($55)

Ratemaking	Existing	Consumers Filing	MPSC
Capital Structure	(U-14547) (1)	Percent of Total	Staff Filing
Long Term Debt	46.77%	42.06%	42.71%
Short Term Debt	1.04	0.68	0.66
Preferred Stock	0.51	0 .51	0.49
Common Equity	35.06	42.88	41.78
Deferred FIT	15.09	12.42	12.94
JDITC/Other	1.53	1.45	1.42

	100.00%	100.00%	100.00%

Rate Base and Return	Existing	Consumers
Percentage	(U-14547) ) (1)	Filing	MPSC Staff
Rate Base	$2.25 billion	$2.58 billion	$2.53 billion
Return on Rate Base	6.69%	7.40%	6.99%
Return on Equity	11.00%	11.00%	10.45%
GAS RATE CASE SCHEDULE — UPDATED AS OF OCTOBER 23, 2008

Initial Briefs	November 18, 2008
Reply Briefs	December 9, 2008
PFD Target Date	TBD
Exceptions	TBD
Replies to Exceptions	TBD

(1)	Amounts are those authorized in the Company’s fully litigated Case U-14547 prior to the rates established in U-15190. The order in Case No. U-15190 was the result of a partial settlement agreement. The Settlement Agreement did not identify specific cost of service items.

*	Gas Rate Case U-15506 can be accessed at the Michigan Public Service Commission’s website.

http://efile.mpsc.cis.state.mi.us/efile/gas.html

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Debt Maturity Profile Millions $ 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 and Beyond 2021 2022 2023 2024 2025 & Beyond 2026 2027 2028 2029 2030 2031 2032+ Consumers Energy 0 350 308 0 300 375 200 225 350 250 498 350 655 0 0 0 0 357 0 0 141033 0 0 128866 0 CMS Energy 140 0 300 588 150 150 0 125 0 250 0 0 0 0 0 0 0 178 0 117835 0 0 0 0 0 Cash & Credit Facilities $1,115 $1,080 $975 Parent 550 615 600 Utility 545 465 375 Backup capacity to cover Parent debt refinancing in place, if not needed for possible convertible tender. Convertibles Convertibles Appendix 10-31-08 Average Amount Rate (bils) CMS Energy $1.7 6.0% Consumers Energy 3.9 5.3 Debt